Exhibit 10.18

REGIONAL DIRECTOR EMPLOYMENT AGREEMENT

This REGIONAL DIRECTOR EMPLOYMENT AGREEMENT (hereinafter “Agreement”), effective             ,             , (hereinafter the “Effective Date”) is made between HILB ROGAL & HOBBS COMPANY, a Virginia Corporation (hereinafter “Employer”), and             (hereinafter “Employee”). In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	CONSIDERATION FOR AND TERM OF AGREEMENT.

1.1. Employment Relationship. As of the Effective Date, Employee will be jointly employed by Employer and Hilb Rogal & Hobbs Services Company, a Virginia Corporation, (hereinafter “HRH Services Company”), in accordance with the agreement between such parties, as the Regional Director for Employer’s             (hereinafter “Employee’s Region”). Employer desires that Employee operate the Employee’s Region, with an emphasis on maximizing the profitability of each office in the Employee’s Region, developing an exceptional sales force and culture, and supporting other corporate goals, initiatives and lines of business, all as may be set from time-to-time by Employer. Employee shall diligently and faithfully perform such tasks, duties, and services for Employer as may be assigned to Employee by Employer from time to time upon the terms and conditions established by Employer. Employee acknowledges that, through such employment, Employee will serve a role in the operations of Employer and Employer’s affiliates, subsidiaries, and related companies (hereinafter the “HRH Companies”) and that the obligations contained herein are necessary to protect the legitimate interest of each such entity due to the substantial interaction of such entities.

1.2. Consideration. As good and valuable consideration for Employee’s entering into this Agreement, Employee shall receive the following during the Term of this Agreement and in accordance with the terms of this Agreement and Employer’s discretion, policies, and practices: (i) continued employment upon the terms and conditions specified herein; (ii) the compensation described in Sections 1.3; (iii) Employer’s permitting Employee access to and use of selected Confidential Information, Customer Information, and Company Information (as those terms are defined below) of Employer and the HRH Companies, which such access and use is required for the successful performance of Employee’s duties hereunder; (iv) Employer’s permitting Employee access to selected customers and the relationships and goodwill developed therewith; (v) reimbursement for appropriate business expenses in accordance with Employer’s reimbursement policies and practices; and (vi) the benefit of the name recognition and marketing efforts of Employer. As good and valuable consideration for Employer’s entering into this Agreement, Employee agrees: (i) to provide loyal and quality service on behalf of Employer in accordance with the terms of this Agreement; and (ii) to comply with all terms of this Agreement, as Employer would not have entered into this Agreement or hired Employee but for Employee’s agreement to abide by the covenants and restrictions contained in Sections 2 and 3.

1.3. Compensation. Employee will be compensated pursuant to plans and policies overseen presently by the Human Resources & Compensation Committee (“Committee”) of the Board of Directors of Employer, which compensation package presently includes a combination of salary, bonus incentives, restricted stock, nonqualified stock options and such other perks and

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benefits as established by the Committee, all of which elements of compensation are subject to change from time-to-time by the Committee or the Board of Employer. Employee acknowledges that the executive compensation and benefits that may be offered are subject to change in the discretion of Employer and the Committee and the Board of Employer and are not guaranteed to continue or to be without change and may be terminated or altered as deemed prudent by any of the foregoing.

1.4. Business Ownership. All business, including insurance, bond, risk management, self-insurance and any other services transacted through the efforts of Employee or any other employee of Employer, shall be the sole property of the Employer, and Employee acknowledges that Employee shall have no right to any commission or fee resulting from the conduct of such business other than in the form of the compensation referred to in Section 1.3. Employee represents and agrees that Employee presently has, and will have, no ownership interest whatsoever in accounts originated or serviced by Employee and that all such accounts shall belong solely to Employer. Premiums, commissions or fees on the business transacted through the efforts of Employee, whether received from an insured or from one of the companies represented by Employer or Employee, are at all times the sole property of Employer. All checks or bank drafts received by Employee from any company or insured shall be made payable to Employer and all amounts collected by Employee shall be promptly turned over to Employer. Employee covenants to cooperate with Employer, and to take all actions reasonably requested by Employer, whenever Employer attempts to verify that all income has been paid to it and whenever Employer, before or after termination of Employee’s employment, desires to have commissions from business assigned to itself or another employee.

1.5. Term. This Agreement, and Employee’s employment hereunder, shall commence on the Effective Date and shall continue thereafter until terminated by either party (hereinafter the “Term”). Either Employer or Employee may terminate this Agreement and Employee’s employment hereunder at any time and for any reason. Notwithstanding the termination of this Agreement, the parties shall be required to carry out any provisions of this Agreement which contemplate performance by them subsequent to such termination.

1.6. Insider Status & Stock Ownership. Employee will be considered an “insider” of Employer for securities law purposes and will be expected to comply with Employer’s policies and initiatives, including, without limitation, ownership of Employer stock, as may be established from time-to-time.

2.	LOYAL SERVICE

2.1. No Obligations Preventing Employment. Employee represents to Employer that Employee has no employment or other relationship with any competitor of the Employer that would restrict Employee in performing the duties contemplated herein. Employee agrees to indemnify and hold Employer harmless from all claims and damages (including reasonable attorneys’ fees and costs) suffered by Employer or any of the HRH Companies which arise out of a breach of the foregoing representation.

2.2. Affirmative Obligations. During the Term of this Agreement, Employee agrees (i) to devote Employee’s full business time and energies to the business and affairs of Employer, (ii) to use Employee’s best efforts, skills and abilities to promote the interests of the Employer, and (iii) to perform faithfully and to the best of Employee’s ability all assignments of work given to Employee by

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Employer. Employee’s duties shall be performed at Employer’s direction and at places Employer requires. Employee shall make full and prompt written disclosure to Employer of any business opportunity of which Employee becomes aware and which relates to the business of Employer. Employee shall comply with all Employer and HRH rules, procedures, and standards governing the conduct of employees and their access to and use of property, equipment, facilities, and Confidential Information, Customer Information, and Company Information.

2.3. Duty of Loyalty. Employee acknowledges that, during Employee’s employment with Employer, Employee owes a duty of loyalty to Employer to act in the Employer’s best interests. In addition to the covenants and restrictions contained herein and any common law duties owed by Employee to Employer, Employee, during Employee’s employment with Employer, shall not, either directly through Employee’s own actions or indirectly through an agent or other person acting on behalf of Employee or under the supervision or direction of Employee: (i) undertake any business activity competitive with Employer or the planning, organization, or preparation of any business activity competitive with Employer; (ii) enter into or engage in any other business activity or other gainful employment without the prior written consent of Employer; (iii) divert any business opportunity related to Employer’s business from Employer; (iv) fail to disclose any information which may be valuable to Employer’s business interests; (v) communicate with any customer of Employer or any of the HRH Companies regarding Employee’s termination of employment with Employer or Employee’s working for any competitor of Employer; (vi) communicate with any customer of Employer or any of the HRH Companies with the purpose or intent of encouraging such customer to terminate or curtail in any manner their business relationship with Employer or move any portion of their business from Employer to a competitor; or (vii) solicit for hire, hire, or assist in the solicitation for hire or hiring of any employee of Employer or any of the HRH Companies.

2.4. Protection of Information and Property. During the Term of this Agreement, Employee shall protect and safeguard the Confidential Information (as defined in Section 3.2), Customer Information (as defined in Section 2.5), Company Information (as defined in Section 2.6), and other property of Employer and the HRH Companies and shall not, either directly through Employee’s own actions or indirectly through an agent or other person acting on behalf of Employee or under the supervision or direction of Employee, except as may be required during the course of Employee’s performing duties for the benefit of Employer: (i) use for Employee’s own account or for the account of any other person or entity any Confidential Information, Customer Information, Company Information, or property of Employer or any of the HRH Companies; (ii) disclose, disseminate, communicate, convey, or divulge to any third party any Confidential Information, Customer Information, Company Information, or property of Employer or any of the HRH Companies; (iii) solicit or communicate with any customer of Employer or any of the HRH Companies through the use or disclosure of any Confidential Information, Customer Information, Company Information, or property of Employer or any of the HRH Companies; (iv) utilize any Confidential Information, Customer Information, Company Information, or property of Employer or any of the HRH Companies in the provision of any products or services to any customer of Employer or any of the HRH Companies; or (v) solicit for hire, hire, or assist in the solicitation for hire or hiring of any employee of Employer or any of the HRH Companies through the use or disclosure of any Confidential Information, Customer Information, Company Information, or property of Employer or any of the HRH Companies. Nothing herein shall limit Employer’s right to protect any trade secret information under applicable state law for as long as such information remains a trade secret under such applicable law.

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2.5. Customer Information. For purposes of this Agreement, the term “Customer Information” shall mean all information regarding or relating to any customer or prospective customer collected, compiled, maintained, or created by Employer or any of the HRH Companies. “Customer Information” shall include, but shall not be limited to, customer identities and lists; revenues from customers’ accounts; customer requirements; customer contact personnel information; customer financial data; customer renewal dates; information collected for any customer; and information collected or developed by Employer about any prospective customer.

2.6. Company Information. For purposes of this Agreement, the term “Company Information” shall mean all information regarding or relating to the methods of soliciting business, methods of conducting business, financial data, business plans, business strategies, marketing programs, personnel, business relationships, and agreements of Employer or any of the HRH Companies.

2.7. Return of Information & Property. No later than the effective date of the termination of Employee’s employment, Employee covenants to deliver to Employer all information, documents, computer or electronic files, and materials, including personal notes and reproductions and copies, containing or relating to any Confidential Information, Company Information, or Customer Information and all other property of Employer or the HRH Companies which is in Employee’s possession or control. If Employer reasonably believes that Employee has sent, transferred, or stored any Confidential Information, Customer Information, or Company Information to any electronic device or medium which can be used to save documents or information (including but not limited to any computer, Blackberry, cellular telephone, fax machine, CD-ROM, memory stick, zip drive, computer disk, email account, or electronic database) and which Employee does not deliver to Employer prior to the effective date of Employee’s termination, Employer may, at its sole discretion and at any time it so elects during the Restricted Period, search any such device and/or medium for any such documents or information and remove such documents and/or information from any such device and/or medium, and Employee hereby expressly consents to such search and removal.

2.8. Proprietary Rights. All rights, including without limitation any writing, discoveries, inventions, innovations, and computer programs and related documentation and all intellectual property rights therein, including without limitation copyright (collectively “Intellectual Property”) created, designed or constructed by Employee during the Employee’s term of employment with Employer, that are related in any way to Employee’s work with Employer or to any of the services provided by Employer shall be the sole and exclusive property of Employer. Employee agrees to deliver and assign to Employer all such Intellectual Property and all rights which Employee may have therein and Employee agrees to execute all documents or, including without limitation patent applications, and make all arrangements necessary to further document such ownership and/or assignment and to take whatever other steps may be needed to give Employer the full benefit thereof. Without limitation to the foregoing, Employee specifically agrees that all copyrightable materials generated during the term of Employee’s employment with Employer, including but not limited to, computer programs and related documentation, that are related in any way to Employee’s work with Employer or to any of the services provided by Employer shall be considered works made for hire under the copyright laws of the United States and shall upon creation be owned exclusively by Employer. To the extent that any such materials, under applicable law, may not be considered works made

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for hire, Employee hereby assigns to Employer the ownership of all copyrights in such materials, without the necessity of any further consideration, and Employer shall be entitled to register and hold in its own name all copyrights in respect of such materials. The provisions of this section shall apply regardless of whether any activities related to the creation of any Intellectual Property took place inside or outside of Employer’s working hours.

2.9. Litigation Cooperation. Employee hereby agrees that, when requested by Employer, Employee shall cooperate fully with Employer, HRH, and/or any of the HRH Companies in the defense or prosecution of any claims now in existence or which may be brought or threatened in the future against or on behalf of Employer, HRH, and/or any of the HRH Companies which relate in any manner to any event that transpired while Employee was employed by Employer or to any event in which Employee was directly involved. Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, Employee’s being available to speak and/or meet with counsel to answer any questions or prepare for trial or discovery; Employee’s assisting in connection with any audit, inspection, proceeding or inquiry; Employee’s acting as a witness in connection with litigation; and Employee’s cooperating with any auditor or government agent.

3.	PROTECTION OF CONFIDENTIAL INFORMATION AND VALUABLE ASSETS

3.1. Recitals. Employee has been provided with and will continue to be provided with the means to access Confidential Information and customer relationships and goodwill belonging to Employer and/or the HRH Companies and developed and maintained through their efforts and expense. Employee acknowledges that the continued success of the business of Employer and the HRH Companies depends in large part upon the protection of Confidential Information and retention of such customer relationships, and Employee agrees that the following covenants are reasonably necessary for the protection of its legitimate business interests, including but not limited to the protection of its trade secrets, valuable confidential business and professional information, substantial relationships with prospective and existing customers, customer goodwill associated with its on-going business.

3.2. Confidential Information. For purposes of this Agreement, the term “Confidential Information” shall mean any trade secret (as that term is defined under the state law governing this Agreement) of Employer or any of the HRH Companies, and any information disclosed to or learned by Employee or known to Employee as a consequence of or through Employee’s employment with Employer regarding Employer, any of the HRH Companies, or any customer of Employer or any of the HRH Companies, that (i) is not generally known by the public through lawful means; (ii) was treated as confidential by Employer or any of the HRH Companies, whether by explicit designation, restriction of access, or other means; or (iii) was regarded or treated as proprietary by Employer or any of the HRH Companies. Confidential Information shall not include any such information that has been voluntarily disclosed to the public by a duly authorized representative of Employer, independently developed and disclosed by others, or otherwise enters the public domain through lawful means. Confidential Information, however, shall include, but shall not be limited to, all Customer Information and Company Information which meet the above definition for “Confidential Information.”

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3.3. Restricted Period. For purposes of this Agreement, the term “Restricted Period” shall mean the period of twenty-four (24) months after the termination of Employee’s employment with Employer, regardless of the reason for such termination.

3.4. Prohibited Services. For purposes of this Agreement, the term “Prohibited Services” shall mean all brokerage, risk management, insurance, employee benefits, and consulting services that are similar to those services provided, during the two (2) year period preceding the termination of Employee’s employment with Employer (herein the “Relevant Period”), by Employer or any of the HRH Companies located within Employee’s Region for which Employee was responsible during the Relevant Period and competitive with those services provided, at the time of the relevant violation of Section 3.7, 3.9, or 3.10, by Employer or any of the HRH Companies located in Employee’s Region for which Employee was responsible during the Relevant Period.

3.5. Restricted Area. For purposes of this Agreement, the term “Restricted Area” shall mean the geographic area composed of all states located within the United States. Employee agrees that, due to the national and international scope of Employer’s operations and Employee’s position with Employer, the “Restricted Area” need include all states within the United States and that a defined geographic limitation is not necessary for the restrictions contained in Sections 3.9 and 3.10 due to the substantial connection with and/or knowledge about the Known Customers and Confidential Customers to which such restrictions are limited and the inherent geographic limitation associated with the location of such Known Customers and Confidential Customers.

3.6. Prohibited Use or Disclosure of Confidential Information. During the Restricted Period, Employee shall not, either directly through Employee’s own actions or indirectly through an agent or other person acting on behalf of Employee or under the supervision or direction of Employee: (i) use for Employee’s own account or for the account of any other person or entity any Confidential Information; (ii) disclose, disseminate, communicate, or divulge to any third party any Confidential Information; (iii) solicit any Active Customer through the use or disclosure of any Confidential Information; (iv) utilize any Confidential Information in the provision of any products or services to any Active Customer; or (v) solicit for hire, hire, or assist in the solicitation for hire or hiring of any employee of Employer or any of the HRH Companies through the use or disclosure of any Confidential Information. Nothing herein shall limit Employer’s right to protect any trade secret information under applicable state law for as long as such information remains a trade secret under applicable law.

3.7. Non-Solicitation of Active Customers. During the Restricted Period, Employee shall not, either directly through Employee’s own actions or indirectly through an agent or other person acting on behalf of Employee or under the supervision or direction of Employee, within the Restricted Area: (i) solicit any Active Customer for the purpose of selling or providing any Prohibited Services to such Active Customer; (ii) provide any Prohibited Services to any Active Customer; (iii) accept an invitation to sell or provide any Prohibited Services to any Active Customer; or (iv) induce or attempt to induce any Active Customer to curtail or terminate any business relationship with Employer or any of the HRH Companies. For purposes of this Agreement, the term “Active Customer” shall mean any individual or entity that any of the HRH Companies located with Employee’s Region for which Employee was responsible as Regional Director, both at any time during Employee’s employment with Employer and at any time during the twelve (12) month period preceding the relevant act in violation of this Section 3.7, either (1) placed one or more lines of insurance or bonds for or on behalf of, or (2) has provided any products or services to or on behalf of.

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3.8. Non-Piracy of Workers. During the Restricted Period, Employee shall not, either directly through Employee’s own actions or indirectly through an agent or other person acting on behalf of Employee or under the supervision or direction of Employee, solicit for hire, initiate contact with for the purpose of soliciting for hire, hire, or assist any other person or entity in the solicitation or hiring of any Worker. For purposes of this Agreement, “Worker” shall mean any individual (i) who, during the Term of this Agreement, was an employee of any of the HRH Companies located within Employee’s Region for which Employee was responsible as Regional Director or was an employee of Employer, HRH, or any of the HRH Companies whom Employee, during the Relevant Period, had any material contact or communications with, worked with, or supervised or was responsible for managing; and (ii) who was an employee of Employer, HRH, or any of the HRH Companies at any time during the three (3) month period preceding the relevant act in violation of this Section.

3.9. Non-Piracy of Confidential Customers. During the Restricted Period, Employee shall not, either directly through Employee’s own actions or indirectly through an agent or other person acting on behalf of Employee or under the supervision or direction of Employee, (i) solicit any Confidential Customer for the purpose of selling or providing any Prohibited Services to such Confidential Customer; (ii) provide any Prohibited Services to a Confidential Customer; (iii) accept an invitation to sell or provide any Prohibited Services to a Confidential Customer; or (iv) induce or attempt to induce any Confidential Customer to curtail or terminate any business relationship with Employer or any of the HRH Companies. For purposes of this Agreement, the term “Confidential Customer” means (i) any individual or entity that Employer or any of the HRH Companies, both at any time during Employee’s employment with Employer and at any time during the twelve (12) month period preceding the relevant act in violation of this Section 3.9, either placed one or more lines of insurance or bonds for or on behalf of or has provided any products or services to or on behalf of, provided that Employee, during the Relevant Period, learned or obtained any Confidential Information about such individual or entity and (ii) any prospective customer that HRH or any of the HRH Companies met with or provided a written proposal to, within six (6) months of Employee’s employment with Employer ending, for the purpose of offering any Prohibited Services, provided that Employee learned information about such meeting or proposal through Employee’s employment with Employer.

3.10. Non-Piracy of Known Customers. During the Restricted Period, Employee shall not, either directly through Employee’s own actions or indirectly through an agent or other person acting on behalf of Employee or under the supervision or direction of Employee, (i) solicit any Known Customer for the purpose of selling or providing any Prohibited Services to such Known Customer; (ii) provide any Prohibited Services to a Known Customer; (iii) accept an invitation to sell or provide any Prohibited Services to a Known Customer; or (iv) induce or attempt to induce any Known Customer to curtail or terminate any business relationship with Employer or any of the HRH Companies. For purposes of this Agreement, the term “Known Customer” means (i) any individual or entity that Employer or any of the HRH Companies, both at any time during Employee’s employment with Employer and at any time during the twelve (12) month period preceding the relevant act in violation of this Section 3.10, either placed one or more lines of insurance or bonds for or on behalf of or has provided any products or services to or on behalf of, provided that Employee, during the Relevant Period, either had material personal contact or communications with as part of Employee’s performing duties on behalf of

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Employer or assisted in or was responsible for, either alone or with others, placing coverage for, soliciting business from, and/or otherwise providing any services to such individual or entity and (ii) any prospective customer that HRH or any of the HRH Companies met with or provided a written proposal to, within six (6) months of Employee’s employment with Employer ending, for the purpose of offering any Prohibited Services, provided that Employee assisted in or was responsible for, either alone or with others, soliciting business from, preparing or reviewing the proposal for, meeting with, or preparing for the meeting with such prospective customer.

3.11. Importance of Covenants. Employee acknowledges and agrees that Employee’s engaging in any of the acts prohibited by Section 3.6, 3.7, 3.8, 3.9, or 3.10 would inevitably involve the use and disclosure of Confidential Information and that the obligations set forth in these Sections are necessary and appropriate to protect against the unauthorized use and disclosure of such Confidential Information and the goodwill and relationships that Employer has established with such customers and with which Employee is entrusted as a custodian through Employee’s position with Employer. The restrictive covenants from Employee set forth herein are essential to Employer’s agreeing to employ Employee and each such covenant shall be construed as independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Employer of any of the restrictive covenants contained herein. Employer shall at all times maintain the right to seek enforcement of these provisions whether or not Employer has previously refrained from seeking enforcement of any such provision as to Employee or any other individual who has signed an agreement with similar provisions.

3.12. PRAYER FOR REFORMATION. EACH OF EMPLOYER AND EMPLOYEE KNOWINGLY AND VOLUNTARILY REQUESTS THAT ANY COURT OR ARBITER BEFORE WHOM THIS EMPLOYMENT AGREEMENT IS IN CONTROVERSY REFORM THE RESTRICTIVE COVENANTS HEREIN, IF SUCH REFORMATION IS NECESSARY TO MAKE ANY OF THEM ENFORCEABLE, TO THE MAXIMUM LEVEL OF ENFORCEMENT PERMISSIBLE TO EMPLOYER AND EQUITABLE UNDER THE CIRCUMSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EMPLOYER TO ENTER INTO THIS AGREEMENT.

3.13. Notification of New Employer. During the Restricted Period, Employee shall notify any prospective employer or joint venturer, which is a competitor of Employer, of this Agreement and the covenants and restrictions therein prior to accepting employment or entering into any business venture with such competitor; and if Employee accepts employment or establishes a relationship with such competitor, Employee covenants to notify Employer immediately of such relationship. If Employer reasonably believes that Employee is affiliated or employed by or with a competitor of Employer during the Restricted Period, then Employee grants Employer the right to forward a copy of this Agreement to such competitor and any Active Customer.

3.14. Remedies. If Employee breaches any provision of this Agreement, each of Employer and the HRH Companies reserves the right to avail itself of any remedy available to it at law or in equity. Employer and the HRH Companies shall be entitled to injunctive relief against Employee for any violation by Employee of this Agreement. Notwithstanding the foregoing, Employer may, at its sole option, seek liquidated damages with respect to each Active Customer, Known Customer, or Confidential Customer procured by or

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through the use of Confidential Information in violation of Section 3.6 of this Agreement; by or through Employee in violation of Section 3.7, 3.9, or 3.10 of this Agreement; by or through any Worker solicited or hired in violation of Section 3.8 of this Agreement; or as a direct or indirect result of any violation of Section 2.3 or 2.4 of this Agreement (with such Active Customers, Confidential Customers, and Known Customers being hereafter referred to as “Lost Customers”). A Lost Customer shall be valued at 175% of the gross revenue to Employer in the most recent twelve (12) month period preceding the date of loss of such account. If such Lost Customer had not been a customer of Employer for an entire twelve (12) month period, such liquidated damages shall be 175% of the gross revenue which would have been, in the absence of a breach by Employee, realized by Employer in the initial twelve (12) month period of such customer being served by Employer. Employee shall pay such liquidated damages to Employer within five (5) business days of Employer’s first written demand for the payment of such liquidated damages. Thereafter, such liquidated damages shall bear interest at the maximum lawful rate. Employee acknowledges that it would be difficult to calculate the full extent of damages incurred by Employer in the event of such a breach; that an industry rule of thumb for the valuation of an account is 175% of revenue generated for the prior twelve months; and that such liquidated damages are a fair and reasonable valuation of the harm suffered and are not out of proportion with the actual harm suffered. Employer may or may not choose to exercise this liquidated damages provision and may, at its sole option, seek injunctive relief with respect to some Lost Customers and liquidated damages with respect to other Lost Customers. Employee has no right whatsoever to force Employer to exercise this liquidated damages provision, as such choice remains entirely Employer’s. Employee agrees that the foregoing remedies shall be cumulative and not exclusive, shall not be waived by any partial exercise or nonexercise thereof and shall be in addition to any other remedies available.

4.	INTERPRETATION AND ADMINISTRATION

4.1. Severability. If any provision of this Agreement or any part of any provision of this Agreement is determined to be unenforceable for any reason whatsoever, it shall be severable from the rest of this Agreement and shall not invalidate or affect the other portions or parts of the Agreement, which shall remain in full force and effect and be enforceable according to their terms. Furthermore, no covenant herein shall be dependent upon any other covenant or provision herein, each of which covenants shall stand independently and be enforceable without regard to the other or to any other provision of this Agreement.

4.2. Interpretation. There shall be no presumption that this Agreement is to be construed against the Employer, since Employee acknowledges that Employee understands all provisions of this Agreement, that the restrictive covenants contained herein are ancillary to an enforceable agreement and are fair, necessary for the protection of Employer and relatively standard to the insurance agency industry and that Employee was offered the opportunity to negotiate, alter, and amend any and all provisions of this Agreement before executing this Agreement and legally binding himself hereto.

4.3. Governing Law and Forum Selection. This Agreement shall be construed under and governed by the laws of the Commonwealth of Virginia. The sole and exclusive jurisdiction for any legal action, suit, or proceedings arising out of this Agreement or concerning its interpretation, construction, application, or enforcement shall be a court of competent jurisdiction for Henrico County, Virginia (hereinafter the “Proper Courts”). The parties hereby irrevocably agree to submit to the jurisdiction of all of

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the Proper Courts for the purpose of any legal action, suit, or proceedings arising out of this Agreement or concerning its interpretation, construction, application, or enforcement. Employee warrants and agrees that, through Employee’s Employment with Employer, Employee has a substantial connection to the above-referenced state of the governing law. To the extent permitted by law, the parties further hereby agree to waive and not to assert as a defense in any action, suit, or proceeding covered by this Section that (1) any of the Proper Courts cannot exercise personal jurisdiction over a party; (2) any party is immune from extraterritorial injunctive relief or other injunctive relief; (3) any action, suit or proceeding covered by this Section may not be maintained in any of the Proper Courts; (4) any action, suit or proceeding covered by this Section brought in any of the Proper Courts should be dismissed or transferred on the grounds of forum non conveniens; (5) any action, suit, or proceeding covered by this Section should be stayed by the pendency of any other action, suit, or proceeding in any court or tribunal other than the Proper Courts; or (6) this Agreement may not be enforced in or by any of the Proper Courts.

4.4. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE PARTIES WAIVE TRIAL BY JURY FOR ANY DISPUTES ARISING OUT OF AND IN CONNECTION WITH THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT WITH EMPLOYER.

4.5. Succession and Assignment. This Agreement shall be binding upon the parties hereto and is not assignable by Employee. This Agreement shall inure, however, to the benefit of Employer’s successors and assigns, including, without limitation, successor corporations by way of merger or consolidation or any entity which purchases substantially all of the assets of Employer. Employer shall retain the sole right to assign, and Employee hereby consents to the assignment of, any of its rights, duties, obligations, or benefits hereunder to HRH, any of the HRH Companies, or any successor or purchaser of any of the assets or any ownership interest of Employer.

4.6. Attorneys’ Fees. In the event that either party prevails in any legal action to enforce any of the terms and conditions of this Agreement, such party shall be entitled to, as contractual damages hereunder for any breach of this Agreement and in addition to any other remedies available for such breach, all reasonable fees and costs, including attorneys’ fees, incurred by such party to enforce such terms and conditions of this Agreement.

4.7. Nonwaiver and Entire Agreement. The waiver by Employer of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or as a waiver of any other provisions of this Agreement. This Agreement supersedes any prior written or unwritten agreement, representation or understanding between the Employer and Employee and represents the entire agreement, representations and understanding between Employer and Employee concerning Employer’s employment of Employee.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Employer has caused this Agreement to be signed by its duly authorized agent, and Employee has hereunto set Employee’s hand below acknowledging Employee’s intent to be bound by the terms and conditions set forth herein.

EMPLOYER:	EMPLOYEE:

HILB ROGAL & HOBBS COMPANY

By:
Name:
Its:

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